Exhibit 5.1

2001 Ross Avenue Dallas, Texas 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN Brussels DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH san francisco Singapore WASHINGTON

August 6, 2025

Clearway Energy, Inc.

300 Carnegie Center, Suite 300

Princeton, New Jersey 08540

Ladies and Gentlemen:

We have acted as counsel for Clearway Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of up to 3,300,000 shares (the “Shares”) of the Company’s Class C common stock, par value $0.01 per share (the “Class C Common Stock”) under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).

In our capacity as your counsel in connection with the filing referred to above and as a basis for the opinions herein after expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement and the prospectus contained therein (the “Prospectus”), (ii) the Plan, as in effect on the date hereof, (iii) the Amended and Restated Certificate of Incorporation of the Company, (iv) the Fourth Amended and Restated Bylaws of the Company, (v) corporate records of the Company, including minute books of the Company, as furnished to us by you, (vi) certificates of public officials and of representatives of the Company and (vii) statutes and other instruments and documents as we deemed necessary or advisable for the opinions hereafter expressed.

In giving the opinions hereinafter expressed, we have relied, to the extent we deemed proper, without independent investigation or verification, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete.

In addition, in connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act; (ii) all Shares will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Plan and the Registration Statement (including post-effective amendments thereto); and (iii) the certificates, if any, for the Shares will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Class C Common Stock, or, if uncertificated, valid book-entry notations will have been made in the stock register of the Company in accordance with the provisions of the governing documents of the Company. We have also assumed that the consideration to be paid in connection with the issuance and sale of the Shares will be in accordance with the Plan and the Registration Statement.

Clearway Energy, Inc.	- 2 -	August 6, 2025

On the basis of the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof, the Shares have been duly authorized by all requisite corporate action on the part of the Company and, following (i) the effectiveness of the Registration Statement and (ii) the issuance or sale of the Shares from time to time in accordance with the terms and conditions of the Plan and the Registration Statement, including the receipt of any consideration provided for therein, assuming such consideration is not less than the par value of the Class C Common Stock, such Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited in all respects to matters of the Delaware General Corporation Law and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, and the federal laws of the United States of America, in each case as in effect on the date hereof.  We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.